Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696   Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES
SECOND QUARTER 2017 FINANCIAL RESULTS

NEWS RELEASE

Highlights of the quarter:

•	Net revenues of $11,933,000 for the quarter ended June 30, 2017
o	A year over year increase of $4,323,000, or 57%
o	Reflects year over year increases in both Network Solutions and Test & Measurement segments
o	Includes $3,000,000 of Embedded Solutions revenue
•	Gross Margin of $3,344,000 for the quarter ended June 30, 2017, or 28%
o	Includes a $1,930,000 non-cash inventory impairment charge
•	Net Loss of $1,368,000 for the quarter ended June 30, 2017
o	Includes the non-cash inventory impairment charge
•	Non-GAAP Adjusted EBITDA of $910,000 for the quarter ended June 30, 2017
o	A year over year increase of $816,000, or 800%
•	New customer orders of $12,110,000 for the quarter ended June 30, 2017
o	A year over year increase of $3,083,000, or 34.1%
o	Includes $1,544,000 from Embedded Solutions
•	June 30, 2017 order backlog of $6,970,000
o	A year over year increase of $3,316,000, or 90.7%
o	Includes $1,100,000 of Embedded Solutions

August 9, 2017

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT) (the “Company”) announced today results for the second quarter ended June 30, 2017.

For the quarter ended June 30, 2017, the Company reported consolidated net revenues of $11,933,000, compared to $7,610,000 for the same period in 2016, an increase of 57%. Net revenues in the Network Solutions segment were $5,617,000, compared to $5,476,000 for the same period in 2016, an increase of 2.6%. Net revenues in the Test & Measurement segment were $3,316,000, compared to $2,134,000 for the same period in 2016, an increase of 55.4%. Net revenues in the Embedded Solutions segment were $3,000,000, our first full quarter of results since its acquisition on February 17, 2017.

The Company also reported consolidated gross profit of $3,344,000, or 28% of revenue, for the quarter ended June 30, 2017, compared to $3,339,000, or 43.9% of revenue, for the same period in 2016.  The 2017 second quarter gross profit was adversely affected by a non-cash inventory impairment charge of $1,930,000.  The charge was effected as a result of a review of inventory balances and net realizable value of the inventory following the launch of the Company’s lean manufacturing initiative and the adoption of a strategic product plan focused on product lifecycle acceleration. The lean manufacturing program focuses on inventory reductions, the minimization of product redesign for alternate use, and the acceleration of the evaluation process of slow moving inventory for product redesign and repurpose.  This, combined with the demands to focus manufacturing, operations and engineering efforts on the $4.2 million, 28% increase in first half sales order flow in our Network Solutions and Test & Measurement segments, dictated the significant write down at the end of the quarter.

For the quarter ended June 30, 2017, gross profit in the Network Solutions segment was $1,182,000, or 21%, compared to $2,503,000, or 45.7%, for the same period in 2016. Network Solutions gross profit in the current quarter was adversely affected by approximately $1.2 million of the total inventory impairment charge. Gross profit in the Test & Measurement segment was $832,000, or 25.1%, for the quarter ended June 30, 2017, compared to $836,000, or 39.2%, for the same period in 2016. Test & Measurement gross profit in the current quarter was adversely affected by approximately $725,000 of the total inventory impairment charge. Gross profit in the Embedded Solutions segment was $1,330,000, or 44.3% for the quarter ended June 30, 2017.

For the quarter ended June 30, 2017, the Company reported consolidated operating expenses of $5,613,000, compared to $3,692,000 for the same period in 2016, an increase of $1,921,000. Included in 2017 consolidated operating expenses are the operating expenses of our new Embedded Solutions segment of $1,255,000, $559,000 of depreciation and amortization, $470,000 of severance related charges related to employee separations following a restructuring of the management team, and integration expenses of $117,000 relating to our acquisition of CommAgility on February 17, 2017.

The Company reported a net loss of ($1,368,000) for the quarter ended June 30, 2017, compared to a loss of ($218,000) for the same period in 2016.

Non-GAAP Adjusted EBITDA for the quarter ended June 30, 2016 was $910,000, compared to non-GAAP Adjusted EBITDA of $94,000 for the same period in 2016. The increase in non-GAAP Adjusted EBITDA from 2016 is attributable to the $4,323,000 increase in revenues.

The Company defines EBITDA as its net earnings before interest expense, provisions for taxes, depreciation expense and amortization expense. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, the one-time non-cash inventory impairment charges, and other non-recurring costs. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company reported cash provided by operations of $488,000 for the six months ending June 30, 2017 compared to cash used by operations of ($465,000) for the same period 2016. At June 30, 2017 there was $2,244,000 of debt, a reduction of $420,000 from the sequential period March 31, 2017.

The Company reported customer orders of $12,110,000 during the quarter ending June 30, 2017, compared to $9,027,000 of customer orders for the same period in 2016. Included in 2017 are $1,544,000 of customer orders in the Embedded Solutions segment. The consolidated backlog of firm orders to be shipped in the next twelve months was approximately $6,970,000 at June 30, 2017, a year over year increase of $3,316,000 over the same period in 2016 and a sequential increase of $220,000 compared to approximately $6,750,000 at March 31, 2016.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “We accomplished a number of important operational objectives in the quarter and we are very pleased with reporting our best quarter of non-GAAP EBITDA since the third quarter of 2014. We completed a management team restructuring which created a new role of Chief Technology Officer and eliminated the role of Chief Operating Officer. We undertook a review of our corporate strategy, sharpened our end-market solution alignment and accelerated our strategic product roadmap direction towards the growth in small cell deployment in our Network Solutions segment and broader solution ranges in our Test & Measurement segment. Coupled with our focus on inventory management during the quarter which included an implementation of our lean manufacturing program and a detailed bottoms up review of our inventory net realizable value, we recorded an impairment charge to inventory. This represents another step in our ongoing commitment to a culture of lean operations, continuous improvements and profitable growth.”

Whelan continued, “We were very pleased with the improved revenue results which were above our high-end expectations, and included 17.4% year-over-year organic revenue growth across our combined Network Solutions and Test & Measurement segments for the quarter. Increasing revenues have improved our cash generated by operations and debt position and we expect to see continued improvements in these areas in the second half of the year. At a product level, we were also excited about our recently announced new small cell twin diplexer which strengthens our solution set for small cell designs, as well as our announced US Bank Stadium Network Solutions deployment using our Adjustable Point-of-Interface solution. This win underscores our innovation agility and willingness to adapt to the changing design needs of RF conditioning. The overall continued strong order flow from customers across all segments substantiates our previously stated belief in the continued investment in long-term densification by carriers, investments in government and military end markets, and the continued investment in LTE standards and embedded signaling solutions. We expect to see continued strong customer bookings and financial results in the third quarter as evidenced in the month of July when we were awarded a $1.6 million purchase order from the FAA for our flagship 4500B peak power analyzer product for which we expect substantial delivery over the next 3-5 months.”

The Company expects the following in the quarter ended September 30, 2017 results for the three combined segments:

•	Revenue between $11,500,000 - $12,000,000
•	Gross margins between 45-47%
•	Non-GAAP operating expenses between $4.5 and $4.7 million (specifically, the Company’s GAAP operating expenses, excluding depreciation expense, amortization expense, stock compensation expense, restructuring charges, purchase accounting adjustments in accordance with US GAAP, and non-recurring CommAgility acquisition and integration expenses, which cannot be itemized for reconciliation to the comparable GAAP measure at this time).

Contact: Mike Kandell

(973) 386-9696

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company views Adjusted EBITDA as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding revenue, gross margins, non-GAAP operating expenses and customer bookings for the quarter ending September 30, 2017 and continued improvement in cash generated by operations and debt position. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the Company’s ability to successfully integrate acquired businesses the ability of management to successfully implement the Company’s business plan and strategy, product demand and development of competitive technologies in the Company’s market sector, the impact of competitive products and pricing, the loss of any significant customers of the Company, and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems and instruments.  Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

Wireless Telecom GroupINC.

25 Eastmans Road Parsippany, NJ 07054
Tel. (973) 386-9696   Fax (973) 386-9191

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)
(unaudited)

	Three Months Ended June 30		Year to Date Ended June 30

	2017	2016	2017	2016
NET REVENUES	$11,933,174	$7,610,104	$21,481,932	$13,978,519

COST OF REVENUES	8,589,013	4,271,214	13,805,262	7,919,515

GROSS PROFIT	3,344,161	3,338,890	7,676,670	6,059,004

Operating Expenses
Research and development	1,129,809	1,029,941	2,216,723	2,094,262
Sales and marketing	1,662,652	1,236,081	3,214,738	2,487,257
General and administrative	2,820,816	1,426,256	6,233,307	2,751,524
Total Operating Expenses	5,613,277	3,692,278	11,664,768	7,333,043

Other income/(expense)	(1,674)	(9,913)	(3,220)	(51,517)
Interest Expense	(109,627)	(353)	(158,846)	(353)

Income/(Loss) Before Taxes	(2,380,417)	(363,653)	(4,150,164)	(1,325,909)

Tax Provision/(Benefit)	(1,012,286)	(145,461)	(1,550,587)	(531,389)

Net (Loss)/Income	($1,368,131)	($218,192)	($2,599,577)	($794,520)

Other Comprehensive Income/(Loss):

Foreign currency translation adjustments	635,242	-	576,334	-
Comprehensive (Loss)	($732,889)	($218,192)	($2,023,243)	($794,520)

Net (Loss)/Income Per Common Share:
Basic	($0.07)	($0.01)	($0.13)	($0.04)
Diluted	($0.07)	($0.01)	($0.13)	($0.04)

Weighted Average Shares Outstanding:
Basic	19,765,101	18,622,116	19,577,271	18,614,350
Diluted	19,765,101	18,622,116	19,577,271	18,614,350

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30	December 31,
Assets	2017	2016
	(unaudited)
CURRENT ASSETS
Cash & cash equivalents	$2,814,839	$9,350,803
Accounts receivable - net of reserves of $6,892 and $10,740, respectively	6,866,188	5,183,869
Inventories - net of reserves of $2,572,851 and $1,549,089, respectively	7,326,706	8,452,751
Prepaid expenses and other current assets	2,563,984	866,035
TOTAL CURRENT ASSETS	19,571,717	23,853,458

PROPERTY PLANT AND EQUIPMENT - NET	2,410,918	2,166,566

OTHER ASSETS
Goodwill	8,879,991	1,351,392
Acquired Intangible Assets, net	9,351,256	-
Deferred income taxes	8,895,791	7,403,600
Other long term assets	784,826	660,119
TOTAL OTHER ASSETS	27,911,864	9,415,111

TOTAL ASSETS	49,894,499	35,435,135
Liabilities and Shareholders’ Equity
CURRENT LIABILITIES
Short term debt	$1,674,426	-
Accounts payable	3,414,665	2,986,797
Accrued expenses and other current liabilities	4,739,720	673,067
Deferred Revenue	385,731	-

TOTAL CURRENT LIABILITIES	10,214,542	3,659,864

LONG TERM LIABILITIES
Long term debt	570,000	-
Other long term liabilities	1,516,916	69,058
Deferred Tax Liability	1,590,150	-
TOTAL LONG TERM LIABILITIES	3,677,067	69,058

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized, 33,416,752 and 29,786,224 shares issued, 22,381,874 and 18,751,346 shares outstanding	334,167	297,862
Additional paid in capital	46,846,617	40,563,002
Retained earnings	9,069,252	11,668,829
Treasury stock at cost, - 11,034,878 and 11,034,878 shares, respectively	(20,823,480)	(20,823,480)
Accumulated Other Comprehensive Income	576,334	-

TOTAL SHAREHOLDERS’ EQUITY	36,002,890	31,706,213

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,894,499	$35,435,135

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	For the Six Months Ended June 30,
	2017	2016
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net income (loss)	($2,599,577)	($794,520)
Adjustments to reconcile net income (loss) to net cash provided/(used) by operating activities:
Depreciation and amortization	1,059,355	232,696
Amortization of debt issuance fees	28,758	-
Share-based compensation expense	283,872	197,238
Deferred rent	13,215	19,302
Deferred income taxes	(1,492,191)	(531,389)
Provision for doubtful accounts	(3,848)	(38,646)
Inventory reserves	1,278,036	121,369
Changes in assets and liabilities:
Accounts receivable	657,526	798,730
Inventories	1,005,156	(719,034)
Prepaid expenses and other assets	84,385	84,203
Accounts payable	(771,055)	302,650
Accrued expenses and other current liabilities	944,532	(137,824)
Net cash provided/(used) by operating activities	488,164	(465,225)
CASH FLOWS (USED) BY INVESTING ACTIVITIES
Capital expenditures	(318,074)	(502,023)
Proceeds from asset disposal	7,397	-
Acquisition of business net of cash acquired	(8,842,122)	-
Net cash (used by) investing activities	(9,152,799)	(502,023)
CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Revolver borrowings	15,794,004	-
Revolver repayments	(14,271,578)	-
Term loan borrowings	760,000	-
Term loan repayments	(38,000)	-
Debt issuance fees	(215,358)	-
Proceeds from exercise of stock options	37,500	-
Repayments of equipment lease payable	-	(79,180)
Repurchase of common stock - 42,995 shares	-	(65,468)
Net cash provided/(used by) financing activities	2,066,568	(144,648)
Effect of exchange rate changes on cash and cash equivalents	62,103	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,535,964)	(1,111,893)
Cash and cash equivalents, at beginning of period	9,350,803	9,726,007
CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,814,839	$8,614,114
SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$73,184	$0
Cash paid during the period for income taxes	$38,780	$35,938
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital expenditures	$0	($41,904)
Equipment lease payable	$0	$41,904

NET REVENUES AND GROSS PROFIT BY SEGMENT

(unaudited)

	Three months ended June 30,
	Revenue		% of Rev		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$5,617,263	$5,476,421	47.1%	72.0%	$140,842	2.6%
Test and measurement	3,315,695	2,133,683	27.8%	28.0%	1,182,012	55.4%
Embedded solutions	3,000,216	-	25.1%	0.0%	3,000,216	-
Total net revenues	$11,933,174	$7,610,104	100.0%	100.0%	$4,323,070	56.8%

	Three months ended June 30,
	Gross Profit		Gross Margin		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$1,182,027	$2,503,137	21.0%	45.7%	(1,321,110)	-52.8%
Test and measurement	832,129	835,753	25.1%	39.2%	(3,623)	-0.4%
Embedded solutions	1,330,005	-	44.3%	0.0%	1,330,005	-
Total gross profit	$3,344,161	$3,338,890	28.0%	43.9%	5,271	0.2%

	Six months ended June 30,
	Revenue		% of Rev		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$11,132,564	$9,689,735	51.8%	69.3%	$1,442,829	14.9%
Test and measurement	6,352,376	4,288,784	29.6%	30.7%	2,063,592	48.1%
Embedded solutions	3,996,992	-	18.6%	0.0%	3,996,992	-
Total net revenues	$21,481,932	$13,978,519	100.0%	100.0%	$7,503,413	53.7%

	Six months ended June 30,
	Gross Profit		Gross Margin		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$3,642,509	$4,286,127	32.7%	44.2%	(643,618)	-15.0%
Test and measurement	2,166,337	1,772,877	34.1%	41.3%	393,460	22.2%
Embedded solutions	1,867,826	-	46.7%	0.0%	1,867,826	-
Total gross profit	$7,676,670	$6,059,004	35.7%	43.3%	1,617,666	26.7%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(unaudited)

	Three Months Ended June 30 (unaudited)		Six Months Ended June 30 (unaudited)
	2017	2016	2017	2016
Reconciliation of Net Income to Non-GAAP
EBITDA and Non-GAAP Adjusted EBITDA:

GAAP Net Income	($1,368,131)	($218,192)	($2,599,577)	($794,519)
Tax Provision/(Benefit)	(1,012,286)	(145,461)	(1,550,587)	(531,389)
Depreciation and Amortization Expense	645,234	116,832	1,059,355	232,690
Interest Expense	109,627	-	158,846	-
Non-GAAP EBITDA	(1,625,556)	(246,821)	(2,931,963)	(1,093,218)
Stock Compensation Expense	(17,517)	98,619	283,872	197,238
Mergers and Acquisitions Expenses	17,434	-	1,289,517	-
Integration Expenses	117,255	-	164,489	-
Inventory Impairment	1,930,000	-	1,930,000	-
US GAAP Purchase Accounting	18,129	-	70,709	-
Restructuring Charges and other non-recurring costs	470,273	242,000	550,273	423,000
Non-GAAP Adjusted EBITDA	$910,018	$93,798	$1,356,897	($472,980)